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                                                                   Exhibit 10.20


                     FIRST AMENDMENT AND RESTATEMENT OF THE
                                   KEANE, INC.
                           DEFERRED COMPENSATION PLAN

                        (EFFECTIVE AS OF JANUARY 1, 2001)

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                                    ARTICLE 1

                               PURPOSE AND INTENT

     The Keane, Inc. Deferred Compensation Plan (the "Plan") was originally established by Keane, Inc. effective as of October 23, 1997, to permit certain of its management or highly compensated employees to defer all or a portion of their salary and bonuses. The Plan has been amended in certain respects and restated in its entirety effective January 1, 2001, for the purpose of providing such employees with a capital accumulation opportunity by permitting them to defer compensation on a pre-tax basis, to provide Keane, Inc. and its affiliates with a method of rewarding and retaining its key employees. The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a) of ERISA, and shall be implemented and administered in a manner consistent therewith.

                                    ARTICLE 2

                                   DEFINITIONS

     Whenever used herein, unless the context clearly indicated otherwise, the following words and phrases shall have the meaning herein specified and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined. The masculine pronoun whenever used herein shall include the feminine and neuter genders and the singular shall include the plural, unless the context clearly indicates a different meaning.

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     2.1    "ACCOUNT" means the account established on behalf of the Participant as described in Section 6.1.

     2.2 "BENEFICIARY" means an individual or entity designated by a Participant or otherwise determined pursuant to Section 8.1.1 hereof to receive any death benefits payable under the Plan.

     2.3 "BONUS" means the amount otherwise payable to a Participant under the Keane, Inc. Annual Incentive Bonus (AIB), as from time to time in effect, based on the Participant's participation in the AIB for that computation period under the AIB applicable to the Plan Year in question, during the Plan Year following the year in which the Participant executes a Deferral Agreement based on the Participant's participation in the AIB for the current AIB computation period, or any comparable computation period used for computation of the bonus prior to such bonus awards becoming payable to the Participant.

     2.4    "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

     2.5 "COMMITTEE" means the Keane, Inc. Administrative Committee, or such other committee as may be established from time to time to administer the Plan, which shall consist of one or more individuals who shall be designated by, and serve at the pleasure of, the Board of Directors of Keane, Inc.

     2.6 "DEFERRAL AGREEMENT" means an agreement between the Employer and a Participant to defer a Bonus or Salary, which is executed pursuant to Article 5 hereof.

     2.7 "DISABILITY" or "DISABLED" means the inability of an Employee to perform each of the material duties of the Employee's regular occupation for a period of time extending beyond

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a period of one hundred eighty (180) consecutive days from the first day on which said inability commences.

     2.8 "EMPLOYER" means Keane, Inc., Keane Federal Systems, Inc., Keane Service Company, Inc., Keane Consulting Group, Inc., Keane CRM Solutions Practice, Inc., Keane Care Computer Systems, Inc. and any successor or other entity which, by written agreement, assumes the obligations of the Plan.

     2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.10 "NORMAL RETIREMENT DATE" means a Participant's date of termination from active employment with Employer after having attained the age of fifty-five
(55) years.

     2.11 "PARTICIPANT" means an Employee of the Employer selected by the Board of Directors of the Employer or its designee pursuant to Article 4 hereof to participate in this Plan.

     2.12 "PLAN" means the Keane, Inc. Deferred Compensation Plan, as herein set forth, as the same may be amended from time to time.

     2.13 "PLAN YEAR" means the twelve month period commencing on January 1 and ending on December 31, except that in the year the Plan is adopted the Plan Year shall commence on the date the Plan was adopted.

     2.14 "SALARY" means the amount otherwise payable to the Participant, as salary or commissions during the Plan Year following the year in which the Participant executes a Deferral Agreement.

                                    ARTICLE 3

                                 ADMINISTRATION

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     The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan, all in the exercise of its sole discretion. The Committee may establish operating and administrative rules and procedures in connection therewith, provided that such rules and procedures are consistent with the requirements of ERISA. All interpretations, decisions and determinations made by the Committee shall be final, conclusive and binding on all persons concerned. No member of the Committee who is a Participant may vote upon or otherwise participate in any decision or act with respect to a matter relating to himself or his Beneficiaries.

                                    ARTICLE 4

                                  PARTICIPATION

     The Participants in the Plan shall be those "Management or Highly-Compensated Employees," within the meaning of Section 201(2), 301(a)(3) and 401(a)(1) of ERISA, who shall be Employees of the Employer and who shall be selected from time to time by the Committee from among those Employees with an annual base Salary of One Hundred Thousand Dollars ($100,000) or more, with job classifications at the level of Director or above. To participate in the Plan an eligible Employee must complete all requisite election forms and applications in a timely manner reasonably acceptable to the Committee, provided that newly-hired Employees who are immediately eligible to participate in the Plan may complete the requisite forms and applications within thirty (30) calendar days following their written notification by the Committee or its designee of eligibility to participate. Once an Employee becomes a Participant,

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he or she generally remains eligible to participate for all Plan Years thereafter; provided that a Participant's participation in the Plan shall end upon his termination of service with the Employer for any reason or his ceasing to be a Management or Highly-Compensated Employee. In the latter case, ceasing to be such an Employee shall not reduce the obligation of the Employer to any Participant below the amount to which the Participant would be entitled under the Plan as in effect immediately prior to such termination of participation if the Participant's employment with the Employer had then terminated. The Committee may alter its criteria for Plan eligibility within the framework of the provisions of this Article 4.

                                    ARTICLE 5

                           DEFERRALS AND CONTRIBUTIONS

     5.1 DEFERRAL ELECTION. Each Participant may elect to defer the Bonus and/or Salary that would otherwise be payable to him for a Plan year by executing a Deferral Agreement.

     5.2 ELECTION PROCEDURES. An election to defer Salary or a Bonus is made by completing a Deferral Agreement by December 15 (December 22, 2000 as to the 2001 Plan Year only) of the Plan Year prior to the Plan Year in which the Salary or Bonus would otherwise be paid. The election shall pertain to the succeeding Plan Year only and shall be irrevocable as to that Plan Year. The election shall specify the percentage of the Bonus to be deferred in one percent (1%) increments from ten percent (10%) to ninety percent (90%), and the percentage of Salary to be deferred in one percent (1%) increments from five percent (5%) to fifty percent (50%).

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     5.3    DEFERRAL LIMITATIONS. No deferral election shall reduce a
Participant's current compensation (Salary and Bonus) below the amount necessary to satisfy the following obligations:

            (a)   Applicable employment taxes on the amounts deferred;

            (b) Federal, state and local income and withholding taxes on amounts deferred or other compensation; and

            (c) Contributions required of or elected by the Participant under any other employee benefit plans from time to time maintained by the Employer, or any other deductions authorized by the Employee or ordered by a court or other authority of competent jurisdiction under applicable law or regulations.

     5.4 EMPLOYER CONTRIBUTIONS AND MATCHING CONTRIBUTIONS. In addition to Participant deferrals pursuant to Section 5.1, the Employer may, in its sole discretion, make contributions to the Plan for the benefit of any or all Participants in any Plan Year, based upon the performance of the Employer or of the Participant(s) in question, or such other and further criteria as the Employer may deem appropriate. Such contributions may take the form of matching contributions based upon the Participant's deferral election, and may become vested and nonforfeitable in accordance with a schedule different from that applicable to the Participant's deferrals, all as from time to time stipulated by the Employer at the time such contributions are determined.

     5.5 FULL FUNDING UPON A CHANGE OF CONTROL. Notwithstanding any other provision hereof, the Employer shall, as soon as possible (but in no event more than thirty (30) days)

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following a Change of Control, as hereinafter defined, irrevocably set aside and contribute to a trust fund, irrevocable letter of credit or other funding arrangement providing comparable security to Plan Participants and Beneficiaries and established for this purpose, an amount sufficient to pay each Plan Participant or Beneficiary the benefits to which Plan Participants or their Beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred. For purposes hereof, "Change of Control" shall mean (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(a) of the Securities Exchange Act of 1934 ("Act") or any comparable successor provisions, of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the then outstanding voting securities of Keane, Inc. entitled to vote generally; (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to Keane, Inc.), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsquent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a

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person other than the Board; (iii) the approval by the stockholders of Keane,
Inc. of a reorganization, merger, consolidation, recapitalization or share exchange involving Keane, Inc. in each case, with respect to which persons who were stockholders of Keane, Inc. immediately prior to such reorganization, merger, consolidation, recapitalization or share exchange do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then outstanding securities of the reorganized, merged, or consolidated Keane, Inc. (or the legal successor(s) thereto); or (iv) a liquidation or dissolution of Keane, Inc. or of the sale of all or substantially all of its assets.

                                    ARTICLE 6

                              ACCOUNTS AND CREDITS

     6.1 ESTABLISHMENT OF ACCOUNT. For accounting and computational purposes only, the Employer shall establish and maintain for each Participant an Account to which credits and charges shall be made as provided hereunder, which shall remain part of the general assets of the Employer. Each Participant or Beneficiary under the Plan holds only the status of a general creditor of the Employer (e.g., in the event of the bankruptcy or insolvency of the Employer) and shall have no right to receive any specific Account balance or Plan asset.

     6.2 CREDITS TO THE ACCOUNT. The amount a Participant elects to defer pursuant to Sections 5.1 and 5.2 hereof shall be credited ratably to the Participant's Account as soon as administratively feasible and normally within five (5) business days after the time the Salary or Bonus would otherwise have been payable to the Participant but for his election to defer. Employer contributions pursuant to Section 5.4 hereof will be credited to the Participant's

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Account as stipulated by the Employer at the time such contributions are determined. Each Participant's Account will also be credited with earnings as determined under Article 6.4 hereof. A Participant shall not have any right to receive any current or accumulated deferred compensation or earnings until such time as determined under Article 7 of the Plan.

     6.3 INVESTMENT OF AMOUNTS CREDITED TO THE ACCOUNT. It is intended that the Employer shall invest the amounts credited to Participant Accounts from time to time in investments determined by the Committee in its sole discretion. For purposes of measuring the investment returns of his Account a Participant may select, by an investment designation on a form provided by the Committee, or in such other manner as the Committee may from time to time designate, from one or more benchmark investment funds chosen by the Committee, in which such Accounts are deemed to be invested. The deferrals and contributions pertaining to each Plan Year may be allocated separately for this purpose. Investment allocations may be changed monthly in increments of one full percentage point (1%). Changes received by the Committee or its designee by the twenty-fifth (25th) day of any calendar month will be given effect as of the first business day of the calendar month following. Notwithstanding the above, the Committee in its sole discretion may from time to time change the benchmark investment funds available under the Plan.

     6.4 VALUATION OF ACCOUNTS. Each benchmark investment fund shall be valued daily, insofar as practicable, and the value of each Participant's Account shall be recorded monthly based on the amounts credited to such Account, the investment performance of the Account, any distributions made from such Account and any Plan expenses allocated by the Committee to such Account. The net investment earnings or loss credited to or deducted from each Participant's

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Account shall reflect the net investment return (positive or negative) of the applicable benchmark investment funds selected by the Participant. In all cases a Participant's Account shall reflect net investment return through the last business day of the calendar month preceeding that which includes the date of distribution of amounts from such Account.

     6.5 DECREASES IN ACCOUNT. A Participant's Account will be reduced by any benefits distributed to or on behalf of a Participant pursuant to Article 7.

     6.6 PARTICIPANT STATEMENTS. The Committee shall provide statements to each Participant on at minimum an annual basis showing such information as is appropriate, including the aggregate amount in his Account as of a reasonably current date.

     6.7 VESTING. Participants' interests in their respective Plan Accounts shall become vested and nonforfeitable as follows:

            (a) Participants' interests in their Account balances derived from elective deferrals and net investment returns attributable thereto shall at all times be fully vested and nonforfeitable.

            (b) Participants' interests in their Account balances derived from Employer contributions (including matching contributions) and net investment returns attributable thereto shall become vested and nonforfeitable in the manner prescribed by the Employer at such time as the contributions in question are determined, provided that if the Employer does not so prescribe the foregoing paragraph (a) shall apply to such interests.

                                    ARTICLE 7

                       AMOUNT AND DISTRIBUTION OF BENEFITS

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     7.1    AMOUNT OF BENEFITS. Except as specifically provided in Article 8 hereof, the value of a Participant's Account, as determined under Article 6 hereof, shall determine and constitute the sole basis for the value of the benefits payable to the Participant under the Plan.

     7.2 COMMENCEMENT OF BENEFIT PAYMENTS. Except as provided in this Article and in Article 8 hereof, the benefits payable to a Participant shall commence in accordance with the terms of the Participant's Deferral Agreements. The deferrals and contributions attributable to each Plan Year, and any net investment gains attributable thereto, may be distributed on a separate schedule. Distributions are taxable as ordinary income when received by the Participant or his Beneficiary. A Participant may elect to receive his vested Account balance attributable to a Plan Year upon termination, retirement or disability or at a specified future date while still employed by the Employer, all as provided in this Article. Any Participant who made a distribution election under the Plan as constituted prior to January 1, 2001 may on a one-time basis prior to December 15, 2000, elect to change the form of benefit payment.

     7.3 FORM OF BENEFIT PAYMENT. Except as specifically provided in Article 8 hereof, the benefits payable to a Participant shall be paid as provided in this Article 7 and, to the extent consistent therewith, in the Participant's Deferral Agreement or Agreements. If a Participant's Deferral Agreement does not provide for a form of payment, the benefits attributable to such Deferral Agreement shall be paid as provided in Articles 7 and 8 hereof.

     7.4    RETIREMENT OR OTHER TERMINATION OF SERVICE. The provisions of this
Section 7.4 apply in the event of any termination of service with the Employer by a Participant other than due to death or disability, in which case the provisions of Article 8 hereof shall apply. Except as otherwise specifically provided herein, a Participant's election in a Deferral Agreement to receive

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the vested deferrals, contributions and net investment earnings attributable thereto with respect to a given Plan Year upon such termination of service shall be irrevocable. If termination occurs prior to Normal Retirement Age such distribution shall be in the form of a lump sum. If termination occurs at or after Normal Retirement Age the distribution will be made in accordance with the Participant's election in his original Deferral Agreement, provided that if no such designation is made distribution shall be in the form of a lump sum. The Participant may elect to receive his distribution in the form of a lump sum or in annual installments over five (5), ten (10) or fifteen (15) years following termination. Notwithstanding the foregoing, if the Participant's vested Account balance is less than Ten Thousand Dollars ($10,000) at termination, distribution will be made in the form of a lump sum. Subject to the foregoing, the form or timing of a distribution may be changed by the Participant by giving written notice, upon a form to be provided by the Committee or its designee, to the Committee at least one (1) year prior to the date of the distribution.

     7.5 SCHEDULED IN-SERVICE DISTRIBUTIONS. A Participant may elect to receive a Scheduled Distribution from his vested Plan Account while still employed by the Employer, provided that (a) no such Distribution may pertain to deferrals or contributions made with respect to Plan Years beginning prior to January 1, 2001; (b) such Distribution may not commence until the third Plan Year after the Plan Year in which the deferrals or contributions were made (e.g., until 2004 as to 2001 deferrals or contributions); and (c) the Distribution shall be in the form of a lump sum payable prior to the end of the first quarter of the Plan Year specified in the Scheduled Distribution election form (e.g., the first quarter of 2004, as to an election made as to 2001). A Scheduled Distribution may be postponed provided the Participant gives the Committee written

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notice of his desire to do so at least one (1) year prior to the date that the
Distribution was originally scheduled to be made. A Scheduled Distribution may not be postponed more than twice in this fashion. If the Participant terminates service with the Employer before or after his Normal Retirement Age, but prior to the date of his Scheduled Distribution, his entire vested Account balance (including any Scheduled Distributions) shall instead be distributed pursuant to
Section 7.4 hereof.

     7.6 HARDSHIP DISTRIBUTIONS. A Participant may at any time apply to the Commitee for an immediate distribution of all or any portion of his vested Account balance in the event of hardship. Hardship Distributions shall be granted by the Committee only to the extent required to meet the hardship and only for the following reasons:

            (a) illness or accident suffered by the Participant or his spouse or dependent;

            (b) a casualty loss affecting the property of the Participant or his spouse or dependent;

            (c) other circumstances of similar character and magnitude arising from events beyond the control of the Participant.

Any Participant claiming hardship status shall be required to submit documentation of the hardship, the amount of the Hardship Distribution required to alleviate the same and proof in form acceptable to the Committee in its sole discretion that the hardship cannot be alleviated by other means, such as insurance coverage, available taxable or non-taxable withdrawals from the Employer's tax-qualified retirement plans or other resources reasonably available to the Participant. A Participant receiving a Hardship Distribution shall be ineligible to make an

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elective deferral to the Plan for the remainder of the Plan Year in which the
Distribution is made or the Plan Year following.

            7.7 TAX WITHHOLDING. The Employer shall make whatever agreements are necessary to effectuate a timely and proper withholding (from the Account or otherwise) on account of any payments under the Plan that are subject to Federal, State and local income and employment tax withholding at the time of deferral or payment, as the case may be.

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                                    ARTICLE 8

                          DEATH AND DISABILITY BENEFITS

     8.1    DEATH BENEFITS.

            8.1.1 DESIGNATION OF BENEFICIARY. A Participant may, by written instrument delivered during his lifetime to the Employer, designate primary and contingent Beneficiaries to receive any benefit payments which may be payable hereunder following his death, and may designate the proportions in which such Beneficiaries are to receive such payments. A Participant may change such designations from time to time and the last written designation filed with the Employer prior to the Participant's death will control. If a Participant fails to designate a Beneficiary or no designated Beneficiary survives the Participant, or if all designated Beneficiaries who survive the Participant die before all payments are made, any remaining payments shall be made to the Participant's surviving spouse, if then living; or if not then living, to the then living issue of the Participant, if any, by right of representation, or if no such issue is then living, the legal representatives of the Participant's estate, all of whom shall be considered Beneficiaries of the Participant for purposes of this Plan.

            8.1.2 DEATH BENEFITS. If a Participant dies while employed by the Employer, an amount equal to the greater of (1) his Insured Benefit hereunder, if any, or (2) his vested Account balance, determined in each case as of the date of death, will be paid to his Beneficiary or Beneficiaries as designated pursuant to Section 8.1.1 hereof, subject to ordinary income taxes. Notwithstanding the foregoing, the Beneficiary or Beneficiaries of a Participant whose participation in the Plan began on January 1, 1998, and whose

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     termination of employment with the Employer is due to death shall be entitled to receive the greater of (i) such vested Account balance, or (ii) an insured Plan death benefit (the "Insured Death Benefit") equal to the difference between (a) the stated death benefit under any life insurance contract(s) purchased on the life of the Participant pursuant to the Plan, and (b) such vested Account balance.

            The Beneficiary or Beneficiaries of a Participant whose participation in the Plan began on January 1, 1999, and whose termination of employment with the Employer is due to death shall be entitled to receive an Insured Death Benefit based upon the schedule attached hereto as Exhibit A, as from time to time amended, provided that the insurance coverage required to fund such Insured Death Benefit has been procured and is in force upon the death of the Participant.

            Any Participant (a) whose participation in the Plan begins on January 1, 2000, or thereafter, (b) who on or after January 1, 2001 discontinues deferrals under the Plan, other than for the minimum period mandated under Section 7.6 hereof in the event of a Hardship Distribution or because the Participant has no compensation to defer (e.g., due to disability or unpaid leave of absence), or (c) whose employment with the Employer terminates prior to death, shall be entitled to no Insured Death Benefit under this Plan whatsoever. Any Insured Death Benefits payable under this Plan shall be paid to the Participant's Beneficiary or Beneficiaries in accordance with the Participant's election or, in the sole discretion of the Committee, in a single lump sum payable as soon as administratively possible following the death of the Participant. Any other death benefit shall be paid in the manner designated by the Participant in his Deferral Agreement or

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     Agreements or, if no such designation is made, in a single lump sum payable as soon as administratively possible following the death of the Participant.

            8.1.3 DEATH FOLLOWING BENEFIT COMMENCEMENT. If a Participant dies after the date payment of benefits has commenced under the Plan, the Participant's Beneficiary or Beneficiaries shall continue to receive payment of the balance credited to the Participant's Account as provided under the Participant's Deferral Agreement or Agreements, provided that within six (6) months following the death of the Participant any Beneficiary may apply to the Committee to change the form of distribution to any other form permitted under this Plan.

     8.2 DISABILITY PRIOR TO BENEFIT COMMENCEMENT. Except as otherwise provided herein, if a Participant becomes Disabled before payment of benefits has commenced under the Plan, at the request of the Participant and in the sole discretion of the Committee the entire vested amount credited to the Participant's Account shall be paid to the Participant in five (5) substantially equal annual installments, payable as soon as administratively feasible following the determination by the Committee that the Participant is Disabled. Upon application by the Disabled Participant to the Committee within six (6) months after the date that the Participant becomes Disabled, any remaining installments may be distributed to the Participant over a period of ten (10) years or in a lump sum. If any distribution from the Plan shall have the effect of reducing disability benefits receivable by the Participant under any other policy, plan, program or arrangement, such distribution may be postponed at the election of the Participant.

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                                    ARTICLE 9

                           NO ASSIGNMENT OR ALIENATION

     Except to the extent set forth in Section 8.4, the interest hereunder of any Participant shall not be alienable by the Participant by assignment or any other method, and shall not be subject to be taken by his creditors by any process whatsoever; and any attempt to cause such interest to be so subjected shall not be recognized, except to such extent required by applicable law.

                                   ARTICLE 10

                            NO CONTRACT OF EMPLOYMENT

     The Plan shall not be deemed to constitute a contract of employment between the Employer and any Participant, or to be consideration for the employment of any Participant. Neither the action of establishing the Plan for the Employer nor any action taken by or on behalf of the Employer or by the Committee under the provisions hereof, nor any provision of the Plan, shall be construed as giving to any Participant the right to be retained in the employ of the Employer or any right to any payment whatsoever except to the extent of the benefits provided for by the Plan. The Employer expressly reserves its right at any time to dismiss any Participant or Employee without liability for any claim against the Employer or for any claim for any payment whatsoever, except to the extent provided for in the Plan.

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                                   ARTICLE 11

                              AMENDMENT/TERMINATION

     The Plan may be altered, amended, terminated or revoked in writing by the Committee with the consent of the Board of Directors of Keane, Inc. at any time; but no such action shall operate to reduce any Participant's vested Account balance below the vested amount credited to such Account immediately prior to such action.

                                   ARTICLE 12

                                CLAIMS PROCEDURES

     12.1 GENERAL. Any claim for benefits under the Plan shall be filed by a Participant or Beneficiary (Claimant) of the Plan on the form prescribed for such purpose with the Committee, or in lieu thereof, by written communication which is made by the Claimant's authorized representative in a manner reasonably calculated to bring the claim to the attention of the Committee.

     12.2 DENIALS. If a claim for a Plan benefit is wholly or partially denied, notice of the decision shall be furnished to the Claimant by the Committee within ninety (90) days after receipt of the claim by the Committee.

     12.3 NOTICE. Any Claimant who is denied a claim for benefits shall be furnished written notice setting forth:

            (a)   The specific reason or reasons for the denial; and

            (b) Specific reference to the pertinent Plan or Deferral Agreement provision upon which the denial is based; and

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            (c)   A description of any additional material or information
                  necessary for the Claimant to perfect the claim; and

            (d)   An explanation of the Plan's claims review procedure.

     12.4 APPEALS PROCEDURE. In order that a Claimant may appeal the denial of a claim, a Claimant or his duly authorized representative:

            (a) May request a review by written application to the Employer's Board of Directors or its designee not later than sixty (60) days after receipt by the Claimant of written notification of denial of claim;

            (b)   May review pertinent documents;

            (c) May submit issues and comments in writing to the Board of Directors of the Employer or its designee; and

            (d) May request a hearing before the Board of Directors of the Employer or its designee.

     12.5 REVIEW. A decision on review of a denied claim shall be made not later than sixty (60) days, or in the case a hearing is requested and held one hundred twenty (120) days, after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE 13

                                  GOVERNING LAW

     The Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts except to the extent preempted by federal law.

     IN WITNESS WHEREOF, the Employer has caused the Plan to be executed by its duly authorized representatives on the dates provided below.


                               KEANE, INC.


                               By: /s/ Brian T. Keane
                                   --------------------------------------
                                     Brian Keane                     Date


                               KEANE FEDERAL SYSTEMS, INC.


                               By:/s/ John F. Keane
                                  ---------------------------------------
                                  John F. Keane                      Date


                               KEANE SERVICE COMPANY, INC.


                               By:/s/ Walter J. Kaczor, Jr.
                                  ---------------------------------------
                                  Walter Kaczak                      Date


                               KEANE CONSULTING GROUP, INC.


                               By: /s/ Linda B. Toops
                                  ---------------------------------------
                                  Linda Toops                        Date

                               KEANE CRM SOLUTIONS PRACTICE, INC.


                               By: /s/ Brian T. Keane
                                  ---------------------------------------
                                  Brian Keane                        Date


                               KEANE CARE, INC.


                               By: /s/ Brian T. Keane
                                  ---------------------------------------
                                  Brian Keane                        Date

                                    EXHIBIT A
                                       TO
               FIRST AMENDMENT AND RESTATEMENT OF THE KEANE, INC.
                           DEFERRED COMPENSATION PLAN


    SCHEDULE OF PLAN INSURED DEATH BENEFITS FOR JANUARY 1, 1999 PARTICIPANTS
                   PURSUANT TO PLAN SECTION 8.1.2, AS AMENDED


Participant Name                                     Insured Death Benefit
----------------                                     ---------------------
KEANE, INC.

Adams, Wayne                                              $   190,000
Benkeser, Kenneth                                         $   190,000
Johnson, Scott                                            $   380,000
Krueger, Brian                                            $   100,000
Kurtz, James                                              $   190,000

KEANE CONSULTING GROUP, INC.

Fenske, Michael                                           $   380,000
Jenn, Andrew                                              $   100,000

        FIRST AMENDMENT TO THE
        FIRST AMENDMENT AND RESTATEMENT OF THE KEANE, INC.
        DEFERRED COMPENSATION PLAN

This First Amendment to the First Amendment and Restatement of the Keane, Inc. Deferred Compensation Plan executed December 14, 2001 and effective January 1, 2002, by Keane, Inc., and the affiliates thereof hereunto set forth (hereinafter collectively referred to as the "Employers").

        WITNESSETH:

WHEREAS, the Employers, having heretofore adopted the Keane, Inc. Deferred Compensation Plan (hereinafter referred to as the "Plan") for the benefit of certain management or highly-compensated employees, now wish to amend the provisions thereof in certain respects;

NOW, THEREFORE, in consideration of the premises and of the execution of this First Amendment to the amended and restated Plan by the Employers, the Employers do hereby amend the provisions of the Plan as follows, effective as provided above:

 1.     Section 7.5 of the Plan shall be amended to provide as follows:

"7.5    IN-SERVICE DISTRIBUTIONS. A Participant may elect to receive a Scheduled
Distribution from his vested Plan Account while still employed by the Employer, provided that except as otherwise specifically provided in this Section 7.5, (a) no such Distribution may pertain to deferrals or contributions made with respect to Plan Years beginning prior to January 1, 2001; (b) such Distribution may not commence until the third Plan Year after the Plan Year in which the deferrals or contributions were made (e.g., until 2004 as to 2001 deferrals or contributions); and (c) the Distribution shall be in the form of a lump sum payable prior to the end of the first quarter of the Plan Year specified in the Scheduled Distribution election form (e.g., the first quarter of 2004, as to an election made as to 2001). A Scheduled Distribution may be postponed provided the Participant gives the Committee written notice of his desire to do so at least one (1) year prior to the date that the Distribution was originally scheduled to be made. A Scheduled Distribution may not be postponed more than twice in this fashion. If the Participant terminates service with the Employer before or after his Normal Retirement Age, but prior to the date of his Scheduled Distribution, his entire vested Account balance (including any Scheduled Distributions) shall instead be distributed pursuant to Section 7.4 hereof.

Notwithstanding any other provision hereof, any Participant who was a Participant in the Plan prior to January 1, 2001 may, by filing a written election in form acceptable to the Committee during the month of November, 2001, elect on a one-time basis to receive a Distribution of all or a portion of that portion of his vested Plan Account pertaining to deferrals or contributions made with respect to Plan Years beginning prior to January 1, 2001 (the "Pre-2001 Account Balance"), subject to the following provisions. The Participant may elect to receive one hundred percent (100%) of his Pre-2001 Account Balance or any lesser portion thereof which is a ten percent (10%) increment of such Balance. The Participant may elect to have such Distribution paid in one of the following forms: (i) a lump sum payable in March, 2003, or at any time thereafter, as specified by the Participant; or (ii) in three (3) or five (5) equal installments commencing in March, 2003 or at any time thereafter and continuing on an annual basis on the same date in the two (2) or four (4) ensuing calendar years, as the case may be, with the amount of such subsequent installments to be adjusted to reflect the investment performance of the Participant's undistributed Pre-2001 Account Balance in the interim. Notwithstanding any provision hereof, including, without limitation, Article 8 hereof, if a Participant elects to receive such a Distribution, the Stated Death Benefit, as defined in Section 8.1.2 hereof, taken into account for purposes of calculating the Death Benefit payable pursuant to Article 8 hereof in the event of the Participant's death after such Distribution takes place shall be reduced by an amount equal to the Stated Death Benefit which would otherwise be so taken into account, as set forth in Exhibit A hereto attached, multiplied by that percentage of his Pre-2001 Account Balance which the Participant elects to receive pursuant to this paragraph; provided that if the Participant elects to receive an installment Distribution pursuant to clause
(ii) above, such reduction shall be prorated accordingly if the death of the Participant occurs after some, but fewer than all, of such installments have been paid.

2.      Section 8.1.2 of the Plan shall be amended to provide as follows:

8.1.2. DEATH BENEFITS. Subject to the provisions of Section 7.5 hereof, if and to the extent applicable, the beneficiary or beneficiaries of a Participant whose participation in the Plan began on January 1, 1998, and whose termination of employment with the Employer is due to death shall be entitled to an insured Plan death benefit (the "Insured Death Benefit") equal to the difference between
(a) the Stated Death Benefit, as set forth on Exhibit A attached hereto, and (b) the value of the life insurance contract(s) investment account(s); provided that if such Participant discontinues deferrals and does not resume them on or prior to January 1, 2000, no Insured Death Benefit shall be payable under this Plan upon the death of such Participant on or after such date.

Subject to the provisions of Section 7.5 hereof, if and as applicable, the beneficiary or beneficiaries of a Participant whose participation in the Plan began on January 1, 1999, and whose termination of employment with the Employer is due to death shall be entitled to a Stated Death Benefit based upon the schedule attached hereto as Exhibit A, as from time to time amended, provided that the insurance coverage required to fund such Stated Death Benefit has been procured and is in force upon the death of the Participant; and further provided that if such Participant discontinues deferrals and does not resume them on or prior to January 1, 2000, no Stated Death Benefit shall be payable under this Plan upon the death of such Participant on or after such date.

Any Participant whose participation in the Plan begins on January 1, 2000, or thereafter, and any Participant whose employment with the Employer terminates prior to death, shall be entitled to no Insured or Stated Death Benefit under this Plan.

The beneficiary or beneficiaries of a deceased Participant shall be entitled to receive a Plan death benefit equal to the greater of (a) the Participant's Insured or Stated Death Benefit, if any, and as the case may be (as reduced pursuant to Section 7.5 hereof, if and to the extent applicable), or (b) the amount credited to the Participant's Account pursuant to Article 6 hereof as of the date of death. Any Insured or Stated Death Benefits payable under this Plan shall be paid to the Participant's beneficiary or beneficiaries in five (5) substantially equal annual installments or, in the sole discretion of the Committee, in a single lump sum payable as soon as administratively possible following the death of the Participant."

3. Exhibit A to the Plan is hereby amended to provide as set forth in Exhibit A hereto attached and by this reference incorporated herein.

IN WITNESS WHEREOF, the Employers have caused this First Amendment to the amended and restated Plan to be executed on the date set forth above, effective as hereinabove set forth.

KEANE, INC.


By: /s/ Brian T. Keane
    ------------------------------
Brian T. Keane

KEANE FEDERAL SYSTEMS, INC.

By:/s/John F. Keane
    ------------------------------
John F. Keane


KEANE SERVICE COMPANY, INC.


By: /s/ Walter J. Kaczor
    ------------------------------
Walter Kaczak


KEANE CARE, INC.


By:/s/ Brian T. Keane
   -------------------------------
Brian T. Keane

EXHIBIT A
        TO
        FIRST AMENDMENT TO THE
        FIRST AMENDMENT AND RESTATEMENT OF THE KEANE, INC.
        DEFERRED COMPENSATION PLAN


        SCHEDULE OF PLAN STATED DEATH BENEFITS

Participant Name       Enrollment Date   Plan Stated Death Benefit
----------------       ---------------   -------------------------
Robert Atwell          1998                   $       736,648
Bob Hagaman            1998                   $     1,530,667
Ralph Mazza            1998                   $       260,504
Sharon Merritt         1998                   $       100,000
Donald R. Scott        1998                   $     1,212,154
Renee Southard         1998                   $       339,039
Larry Vale             1998                   $       344,234
Barbara Wentzel        1998                   $       797,344
John P. Wilkins        1998                   $       137,088
Bob Wyatt              1998                   $     1,631,314

Wayne Adams            1999                   $       190,000
Robert Balon           1999                   $       100,000
Ken Benkeser           1999                   $       190,000
Scott A. Johnson       1999                   $       380,000
Brian Krueger          1999                   $       100,000
James Kurtz            1999                   $       190,000

                             SECOND AMENDMENT TO THE
               FIRST AMENDMENT AND RESTATEMENT OF THE KEANE, INC.
                           DEFERRED COMPENSATION PLAN

     This Second Amendment to the First Amendment and Restatement of the Keane, Inc. Deferred Compensation Plan executed December 31, 2002 and effective January 1, 2003, by Keane, Inc., and the affiliates thereof hereunto set forth (hereinafter collectively referred to as the "Employers"):

                                   WITNESSETH:

     WHEREAS, the Employers, having heretofore adopted the Keane, Inc. Deferred Compensation Plan (hereinafter referred to as the "Plan") for the benefit of certain management or highly-compensated employees, now wish to amend the provisions thereof in certain respects, primarily to reflect the merger of the CyLogix, Inc. Nonqualified Deferred Compensation Plan with and into the Plan, with the latter as the surviving plan, effective January 1, 2003;

     NOW, THEREFORE, in consideration of the premises and of the execution of this Second Amendment to the amended and restated Plan by the Employers, the Employers do hereby amend the provisions of the Plan as follows, effective as provided above:

     Article 11 of the Plan shall be amended to provide as follows, effective January 1, 2003:

                                   "ARTICLE 11
                          AMENDMENT/TERMINATION/MERGER

          11.1. GENERAL. The Plan may be altered, amended, terminated, revised, or merged with any other nonqualified deferred compensation plan by written action of the Committee taken with the consent of the Board of Directors of Keane, Inc. at any time; but no such action shall operate to reduce any Participant's vested Account balance below the vested amount credited to such Account immediately prior to such action.

          11.2. MERGER WITH CYLOGIX NONQUALIFIED DEFERRED COMPENSATION PLAN. The CyLogix Nonqualified Deferred Compensation Plan (hereinafter referred to as the "CyLogix Plan") was merged with and into this Plan, with the latter as the surviving Plan, effective January 1, 2003 (the "CyLogix Merger Effective Date"), pursuant to this Article and the applicable provisions of the CyLogix Plan. Pursuant to the merger, all of the assets and liabilities of the CyLogix Plan shall be transferred to and taken up on the books of the Plan, all as of said Merger Effective Date.

               11.2.1. PLAN ACCOUNTS. The individual Account balances as of the CyLogix Merger Effective Date of each CyLogix Plan Participant derived from Deferrals, Matching Contributions and Employer Contributions shall, on and as of said Merger Effective Date, be credited to an Account established and maintained under this Plan for the benefit of said Participant. The establishment and designation of any Accounts as Retirement, Education or Fixed Period Accounts under the CyLogix Plan shall be preserved as to such Account balances as of the Merger Effective Date, in each case as adjusted to reflect the investment experience of such subaccounts after said Merger Effective Date.

               11.2.2. VESTING. Notwithstanding any other provision hereof, each CyLogix Plan Participant shall be fully vested with respect to the entire amount credited to his or her Account attributable to Deferrals made while a Participant in the CyLogix Plan, in each case as adjusted to reflect the investment experience of such Account, and the vested portion of each CyLogix Plan Participant's interest in his or her Account attributable to Matching Contributions and Employer contributions made while a Participant in the CyLogix Plan, in each case as adjusted to reflect the investment experience of such Account, shall be determined in accordance with the following schedule:

               Period of Service                    Vested Percentage
               -------------------------------------------------------
               Less than 1 year                             0%
               1 but fewer than 2 years                    20%
               2 but fewer than 3 years                    40%
               3 but fewer than 4 years                    60%
               4 but fewer than 5 years                    80%
               5 or more                                  100%

          Notwithstanding the foregoing vesting schedule, any CyLogix Plan Participant who dies, becomes disabled, or attains age 65 and retires from the employ of the Employer shall be fully vested with respect to all Plan Account balances derived from those Account balances transferred from the CyLogix Plan to the Plan pursuant to this Section, in each case as adjusted to reflect the investment experience of such Account. For purposes of this Plan, Participants shall be granted service credit for Plan eligibility and vesting purposes with respect to prior service with CyLogix, Inc.

               11.2.3. CYLOGIX PLAN TRUST. The Nonqualified Deferred Compensation Trust established for the purpose of funding benefits under the CyLogix Plan pursuant to a Trust Agreement dated November 15, 1999, as from time to time amended, shall remain in full force and effect, and the assets of said Trust shall remain available for the purpose of funding benefits payable to Participants to the extent the same are derived from Account balances transferred from the Cylogix Plan to the Plan pursuant to this Section, in each case as adjusted to reflect the investment experience of such Account.

               11.2.4. DISTRIBUTION PAYMENT OPTIONS. The Plan Account balances of Participants derived from Account balances transferred to the Plan pursuant to this Section, in each case as adjusted to reflect the investment experience of such Account, shall be distributable in any form or manner provided under this Plan or under the CyLogix Plan as in effect immediately prior to the CyLogix Merger Effective Date, as provided in Article VI of the CyLogix Plan document."

     IN WITNESS WHEREOF, the Employers have caused this Second Amendment to the amended and restated Plan to be executed on the date set forth above, effective as hereinabove set forth.

                                           KEANE, INC.


                                           By: /s/ Brian T. Keane
                                               -------------------------------
                                               Brian T. Keane

                                           KEANE FEDERAL SYSTEMS, INC.


                                           By: /s/ John F. Keane
                                               -------------------------------
                                               John F. Keane

                                           KEANE SERVICE COMPANY, INC.


                                           By: /s/ Walter J. Kaczor, Jr.
                                               -------------------------------
                                               Walter Kaczak

                                           KEANE CARE, INC.


                                           By: /s/ Brian T. Keane
                                               -------------------------------
                                               Brian T. Keane


                                           CYLOGIX, INC.


                                           By: /s/ Brian T. Keane
                                               -------------------------------
                                               Brian T. Keane

                             THIRD AMENDMENT TO THE
               FIRST AMENDMENT AND RESTATEMENT OF THE KEANE, INC.
                           DEFERRED COMPENSATION PLAN

     This Third Amendment to the First Amendment and Restatement of the Keane, Inc. Deferred Compensation Plan executed April 4, 2003, by Keane, Inc., and the affiliates thereof hereunto set forth (hereinafter collectively referred to as the "Employers"):

                                   WITNESSETH:

     WHEREAS, the Employers, having heretofore adopted the Keane, Inc. Deferred Compensation Plan (hereinafter referred to as the "Plan") for the benefit of certain management or highly-compensated employees, now wish to amend the provisions thereof in certain respects;

     NOW, THEREFORE, in consideration of the premises and of the execution of this Third Amendment to the amended and restated Plan by the Employers, the Employers do hereby amend the provisions of the Plan as follows, effective as provided herein:

     Section 7.4 of the Plan shall be amended to provide as follows, effective January 1, 2003:

          7.4 RETIREMENT OR OTHER TERMINATION OF Service. The provision of this
     Section 7.4 shall apply in the event of any termination of service with the Employer by a Participant other than due to death or disability, in which case the provisions of Article 8 hereof shall apply.

               7.4.1 VOLUNTARY TERMINATION. If the Participant voluntarily terminates his or her service with the Employer, except as otherwise provided herein the Participant shall receive the vested deferrals, contributions and net investment earnings attributable thereto (the Participant's "vested Account balance") in the manner elected by the Participant in a Deferral Agreement, which shall be irrevocable except as otherwise provided herein. If such termination occurs prior to Normal Retirement Age such distribution shall be in the form of a lump sum payable prior to the end of the first quarter of the Plan Year following that in which such termination occurred. If such termination occurs at or after Normal Retirement Age the distribution shall be made in accordance with the Participant's election in his or her signed Deferral Agreement, provided that if no such designation is made distribution shall be made as provided in the preceding sentence. The Participant may in such a Deferral Agreement elect to receive his or her distribution in the form of a lump sum or in annual installments over five (5), ten (10) or fifteen (15) years following termination, payable prior to the end of the first quarter of each Plan Year. Notwithstanding the foregoing, if the Participant's vested Account balance is less than Ten Thousand Dollars ($10,000) at termination, distribution will be made in the form of a lump sum, payable prior to the end of the first quarter of the Plan Year following that in which such termination occurred. Subject to the foregoing, the form and timing of a distribution may be changed (a) at the sole discretion of the

          Committee, or (b) by the Participant by giving written notice, upon a form to be provided by the Committee or its designee, to the Committee at least one (1) year prior to the date of distribution.

               7.4.2 INVOLUNTARY TERMINATION. If the Participant's service with the Employer is terminated under any circumstances other than those contemplated by Section 7.4.1 or Article 8 hereof, including but not limited to an involuntary termination of service occurring prior to, at or subsequent to Normal Retirement Age, the Participant's vested Account balance shall be distributed to the Participant in the manner prescribed in Section 7.4.1 hereof ; provided that the Participant may, within thirty (30) days following written notice by the Committee subsequent to said termination and for good cause shown, apply to the Committee in writing, upon a form to be provided by the Committee or its designee, for distribution in the form of a single lump sum payable as soon as administratively feasible following such application and approval of the same by the Committee in its sole discretion.

     IN WITNESS WHEREOF, the Employers have caused this Third Amendment to the amended and restated Plan to be executed on the date set forth above, effective as hereinabove set forth.

                                           KEANE, INC.


                                           By: /s/ Brian T. Keane
                                               -----------------------------
                                               Brian T. Keane

                                           KEANE FEDERAL SYSTEMS, INC.


                                           By: /s/ John F. Keane
                                               -------------------------------
                                               John F. Keane

                                           KEANE SERVICE COMPANY, INC.


                                           By: /s/ Walter J. Kaczor, Jr.
                                               ----------------------------
                                               Walter Kaczor, Jr.

                                           KEANE CARE, INC.


                                           By: /s/ Brian T. Keane
                                               -------------------------------
                                               Brian T. Keane

                                           CYLOGIX, INC.


                                           By: /s/ Brian T. Keane
                                               -------------------------------
                                               Brian T. Keane

                             FOURTH AMENDMENT TO THE
               FIRST AMENDMENT AND RESTATEMENT OF THE KEANE, INC.
                           DEFERRED COMPENSATION PLAN

     This Fourth Amendment to the First Amendment and Restatement of the Keane, Inc. Deferred Compensation Plan executed October 17, 2003, by Keane, Inc., and the affiliates thereof hereunto set forth (hereinafter collectively referred to as the "Employers"):


                                   WITNESSETH:

     WHEREAS, certain Employers having heretofore adopted the Keane, Inc. Deferred Compensation Plan (hereinafter referred to as the "Plan") for the benefit of certain management or highly-compensated employees, the Employers now wish to amend the provisions thereof in certain respects;

     NOW, THEREFORE, in consideration of the premises and of the execution of this Fourth Amendment to the amended and restated Plan by the Employers, the Employers do hereby amend the provisions of the Plan as follows, effective as provided herein:

     Section 2.8 of the Plan shall be amended to provide as follows, effective October 17, 2003:

               2.8 "EMPLOYER" means Keane, Inc., Keane Federal Systems, Inc., Keane Service Company, Inc. Keane Care, Inc., Worldzen, Inc. (except as to Worldzen Dataskills Employees, as from time to time designated as such by Worldzen, Inc.), and any successor or other entity which, by written agreement, assumes the obligations of the Plan.

     IN WITNESS WHEREOF, the Employers have caused this Fourth Amendment to the amended and restated Plan to be executed on the date set forth above, effective as hereinabove set forth.

                                           KEANE, INC.


                                           By:  /s/ John Leahy
                                               -------------------------------
                                               John Leahy

                                           KEANE FEDERAL SYSTEMS, INC.


                                           By: /s/ John Leahy
                                               -------------------------------
                                               John Leahy

                                           KEANE SERVICE COMPANY, INC.


                                           By: /s/ Francis Cleary
                                               -------------------------------
                                               Francis Cleary

                                           KEANE CARE, INC.


                                           By: /s/ John Leahy
                                               -------------------------------
                                               John Leahy

                                           WORLDZEN, INC.


                                           By: /s/ John Leahy
                                               -------------------------------
                                               John Leahy

                             FIFTH AMENDMENT TO THE
               FIRST AMENDMENT AND RESTATEMENT OF THE KEANE, INC.
                           DEFERRED COMPENSATION PLAN

     This Fifth Amendment to the First Amendment and Restatement of the Keane, Inc. Deferred Compensation Plan executed December 15, 2004, by Keane, Inc., and the affiliates thereof hereunto set forth (hereinafter collectively referred to as the "Employers"):

                                   WITNESSETH:

     WHEREAS, the Employers, having heretofore adopted the Keane, Inc. Deferred Compensation Plan (hereinafter referred to as the "Plan") for the benefit of certain management or highly-compensated employees, now wish to amend the provisions thereof in certain respects;

     NOW THEREFORE, in consideration of the premises and of the execution of this Fifth Amendment to the amended and restated Plan by the Employers, the Employers do hereby amend the provisions of the Plan as follows, effective as of the date first written above herein:

     1.   Section 2.11 of the Plan shall be amended to provide as follows:

               2.11 "PARTICIPANT" means an Employee of the Employer selected by the Board of Directors of the Employer or its designee pursuant to Article 4 hereof to participate in this Plan. Except for purposes of Article 5 hereof, concerning eligibility for deferrals and contributions, a Participant shall continue to be treated as such until such time as he or she no longer has an undistributed Account balance hereunder.

     2.   Section 5.2 of the Plan shall be amended to provide as follows:

               5.2 ELECTION PROCEDURES. An election to defer Salary or a Bonus is made by completing a Deferral Agreement by December 15 of the Plan Year prior to the Plan Year in which the Salary or Bonus is to be earned. The election shall pertain to the succeeding Plan Year only and shall be irrevocable as to that Plan Year. The election shall specify the percentage of the Bonus to be deferred in one percent (1%) increments from ten percent (10%) to ninety percent (90%), and the percentage of Salary to be deferred in one percent (1%) increments from five percent (5%) to fifty percent (50%).

     IN WITNESS WHEREOF, the Employers have caused this Fifth Amendment to the amended and restated Plan to be executed on the date set forth above, effective as hereinabove set forth.


                                           KEANE, INC.


                                           By:/s/ Brian T. Keane
                                              -----------------------------
                                               Brian T. Keane


                                           KEANE FEDERAL SYSTEMS, INC.


                                           By:/s/ John J. Leahy
                                              -------------------------------
                                               John J. Leahy


                                           KEANE SERVICE COMPANY, INC.


                                           By:/s/ C. Whitney Pedersen
                                              -------------------------------
                                               C. Whitney Pedersen

                                           KEANE CARE, INC.


                                           By:/s/ C. Whitney Pedersen
                                              ------------------------------
                                               C. Whitney Pedersen

                                           WORLDZEN, INC.


                                           By:/s/ Sandeep Bhargava
                                              -------------------------------
                                               Sandeep Bhargava

                                        2